                                                      Executed in 7 Parts
                                                      Counterpart No. (   )

                                NATIONAL MUNICIPAL TRUST

                                       SERIES 192

                                REFERENCE TRUST AGREEMENT

                       This Reference Trust Agreement dated October 15, 1997
             among Prudential Securities Incorporated, as Depositor, The Chase Manhattan Bank, as Trustee, and Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Mu-nicipal Trust, Trust Indenture and Agreement" (the "Basic Agreement") dated September 6, 1989, as amended. Such provi-sions as are incorporated by reference constitute a single in-strument (the "Indenture").

                                    WITNESSETH THAT:

                       In consideration of the premises and of the mutual
             agreements herein contained, the Depositor, the Trustee, and the Evaluator agree as follows:

                                         PART I.

                         STANDARD TERMS AND CONDITIONS OF TRUST

                       Subject to the provisions of Part II hereof, all the
             provisions contained in the Basic Agreement are herein incorpo-rated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this in-strument except that the Basic Agreement is hereby amended in the following manner:

                  A. Article I, entitled "Definitions" shall be amended to add the following numbered paragraphs and renumber the succeeding paragraphs accordingly:

                            "1.  "Additional Bonds" shall mean such
                       Bonds (as defined herein) as are listed in schedules of a Supplemental Reference Trust

                       Agreement and which are deposited in connection with an increase in the number of Units ini-tially specified in a Reference Trust Agree-

                       ment."

                            "2.  "Additional Deposited Units" shall
                       mean such Deposited Units (as defined herein) as are listed in schedules of a Supplemental Reference Trust Agreement and which are depos-ited in connection with an increase in the num-ber of Units initially specified in a Reference Trust Agreement."

                            "3.  "Additional Securities" shall mean
                       such Securities (as defined herein) as are listed in schedules of a Supplemental Reference Trust Agreement and which are deposited in con-nection with an increase in the number of Units initially specified in a Reference Trust Agree-ment. "Additional Securities" may consist of "Additional Bonds" and/or "Additional Deposited Units."

                            "4.  "Additional Units" shall mean such
                       Units (as defined herein) as are issued in re-spect of Additional Securities."

                            "11.  "Deferred Sales Charge" shall mean
                       any deferred sales charge payable in accordance with the provisions of Section 3.15 hereof, as set forth in the prospectus for a Trust."

                            "32.  "Supplemental Reference Trust Agree-
                       ment" shall mean a document pursuant to which Additional Units are deposited in connection with an increase in the number of Units ini-tially specified in a Reference Trust Agree-ment."

                       and to insert the following language in renum-bered paragraph (6) defining "Bonds" after each reference to Reference Trust Agreement:

                            "and Supplemental Reference Trust
                            Agreements"
                       and to replace the last word in renumbered paragraph (6) defining "Bonds" with the word

                       "relate" and to insert the following language in renumbered paragraph (10) defining "Contract Bonds" after the reference to Reference Trust Agreement and redesignate the subsequent clause accordingly:


                            "(ii) Bonds listed in schedules of
                            Supplemental Reference Trust Agree-
                            ments"

                       and to add the following language to the end of renumbered paragraph (28) defining
                       "Securities":

                            "deposited in trust and listed on a
                            schedule attached to the Reference
                            Trust Agreement or on any schedule
                            of a Supplemental Reference Trust
                            Agreement."

                       and to amend renumbered paragraph (33) defining "Trustee" as follows:

                            "Trustee shall mean The Chase Man-
                            hattan Bank, or any successor trus-
                            tee appointed as hereinafter pro-
                            vided."

                       and to add the following language to the end of renumbered paragraph (36) defining "Unit":

                            "hereof and increased by the number
                            of Additional Units created pursu-
                            ant to Section 2.05 hereof."

                  B. Article II, entitled "Deposit of Securities; Accep-tance of Trust; Issuance of Units; Form of Certifi-cates", shall be amended to add a new Section 2.05 entitled "Deposit of Additional Securities" to read as follows:

                            "From time to time and in the discre-
                            tion of the Depositor, the Depositor
                            may make deposits of Additional Secu-
                            rities duly endorsed in blank or ac-
                            companied by all necessary instruments
                            of assignment and transfer in proper
                            form (or contracts to purchase Addi-
                            tional Securities and cash or an ir-
                            revocable letter of credit in an
                            amount necessary to consummate the
                            purchase of any Additional Securities
                            pursuant to such contracts
                            ("Additional  Contract Securities"))

                            and Cash (as defined below), if Cash
                            is an asset of the Trust immediately
                            prior to the supplemental deposit,
                            provided that each deposit of Addi-
                            tional Securities and Cash, if any,
                            deposited during the 90-day period
                            following the first deposit of Securi-
                            ties in the Trust shall replicate, to
                            the extent practicable as hereinafter
                            provided, the Securities (including
                            Contract Bonds) and shall exactly rep-
                            licate Cash (other than Cash to be
                            distributed only to the Sponsor or in
                            respect of Units issued and outstand-
                            ing prior to the deposit) held in the
                            Trust immediately prior to each such
                            deposit; and, provided further that
                            each deposit of Additional Securities
                            and Cash, if any, subsequent to such
                            90-day period shall exactly replicate
                            the Securities (including Contract
                            Bonds) and Cash (other than Cash to be
                            distributed only to the Sponsor or in
                            respect of Units issued and outstand-
                            ing prior to the deposit) held in the
                            Trust immediately prior to each such
                            deposit.  For purposes of this Section
                            2.05 Cash means cash on hand in the
                            Trust and/or cash receivable by the
                            Trust as of the date of the supplemen-
                            tal deposit in respect of a coupon
                            date which has occurred on or before
                            the date of such supplemental deposit,
                            reduced by payables and accrued ex-
                            penses on such date, but shall not in-
                            clude cash received on any Security
                            which is allocable to the amount paid
                            to the Unit Holders of record on the
                            first settlement date for the Trust.

                            Accordingly, for a deposit subsequent to
                       the 90-day period following the first deposit of Securities:

                           (1)   Any Additional Bonds included in a
                       deposit shall be identical to Bonds held in the Trust immediately prior to the deposit and in face amounts such that (i) the face amount of Additional Bonds of a particular issue included in a deposit divided by (ii) the aggregate of the face amounts of all Additional Bonds in-cluded in the deposit results in a fraction which is the same as the fraction resulting from division of (iii) the aggregate face amount of the Bonds of the same issue held in the Trust divided by (iv) the aggregate face amount of all Bonds held in the Trust immedi-ately prior to the deposit;

                           (2)   Any deposit of Additional Securities
                       shall be accompanied by Cash in an amount bear-ing the same ratio to the aggregate face amount of all Additional Bonds in the deposit as the Cash held in the Trust immediately prior to the deposit bears to the aggregate face amount of all Bonds held in the Trust immediately prior to the deposit, exclusive of Cash held in the Trust and designated for distribution only to the Sponsor or with respect to Units issued and outstanding prior to the deposit; and

                           (3)   Any Additional Deposited Units in-
                       cluded in a deposit shall be identical with De-posited Units then held in the Trust and shall be in numbers determined by multiplying the number of Deposited Units with respect to a particular prior series of the National Munici-pal Trust held in the Trust immediately prior to the deposit by the fraction obtained by di-viding the face amount of all Additional Bonds included in the deposit by the face amount of all Bonds included in the Trust immediately prior to the deposit;

                       and for a deposit during the 90-day period fol-lowing the first deposit of Securities in the Trust, the rules stated in paragraphs (1), (2) and (3) of this Section 2.05 shall apply ex-cept that any Additional Securities (including Additional Contract Securities) need be only substantially similar (rather than identical to) Securities held in the Trust immediately prior to the deposit and the proportionality requirements need be met only to the extent practicable. Without limiting the generality of the phrase "to the extent practicable", if the Depositor specifies a minimum face amount of a Bond or minimum number of Deposited Units with respect to a particular trust to be in-

                       cluded in a deposit and such minimum require-ment cannot be met or if a Security identical to a Security held in the Trust is not readily obtainable, substitution of other substantially similar Securities (including Securities of an issue originally deposited) in order to meet the foregoing proportionality requirements shall be considered as a meeting of such re-quirements "to the extent practicable".

                       Each deposit of Additional Securities shall be listed in and made in accordance with a Supple-mentary Schedule to the Reference Trust Agree-ment stating the date of such deposit and the number of Additional Units being issued there-for. The execution by the Depositor in connec-tion with the deposit of Additional Securities of a Supplementary Schedule to the Reference Trust Agreement shall constitute the approval by the Depositor as satisfactory in form and substance of the contracts to be entered into or assumed by the Trustee with regard to any Additional Securities listed on such Supplemen-tary Schedule and authorization to the Trustee on behalf of the Trust to enter into or assume such contracts and otherwise to carry out the terms and provisions thereof or to take other appropriate action in order to complete the deposit of the Additional Securities covered thereby into the Trust."

                  C. Article III, entitled "Administration of Trust", shall be amended as follows:

                       (i)  The first part of the first sentence of
                            Section 3.01 Initial Costs shall be
                            amended to substitute the following lan-guage before the phrase "provided, how-ever":

                            "With respect to the Trust, the cost of
                            the preparation and printing of the Cer-tificates, Indenture, Registration State-ment and other documents relating to the Trust, Federal and State registration fees and costs, the initial fees and expenses of the Trustee and Evaluator, legal and auditing expenses and other out-of-pocket organizational expenses, to the extent not borne by the Depositor, shall be paid by the Trust;"

                            Section 3.01 shall be further amended to add the following language:

                            "To the extent the funds in the Interest and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Sec-tion 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Interest Account such amount as may be required to permit pay-ment of such expenses. The Trustee shall be reimbursed for such advance in the man-ner provided in Section 3.05 at the rate of accrual set forth in the next sentence, and the provisions of Section 6.04 with respect to the reimbursement of disburse-ments for Trust expenses including, with-out limitation, the lien in favor of the Trustee therefor, shall apply to the pay-ment of expenses made pursuant to this Section. For purposes of calculation of distributions under Section 3.05 and the addition provided in clause (4) of Sec-tion 5.01, the expenses borne by the Trust pursuant to this Section shall be deemed to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, how-ever, that nothing herein shall be deemed to prevent, and the Trustee shall be enti-tled to, full reimbursement for any ad-vances made pursuant to this Section no later than the termination of the Trust.

                            The Depositor will provide the Trustee
                            with a written estimate of organizational expenses upon which the Trustee shall be entitled to rely unless and until a re-vised written estimate of such expenses is delivered to the Trustee by the depositor, in which event the Trustee shall make ap-propriate adjustments to Unit Value and the evaluation of the Trust pursuant to
                            Section 5.01, and to the accrual of such expenses of purposes of calculating dis-tributions."


                      (ii) section 3.05 Distribution shall be amended by replacing "$1.00" with "$5.00" in the first and last sentences of the third paragraph;

                     (iii) section 3.05 shall be further amended to add the following paragraph after the end thereof: "On each Deferred Sales Charge payment date set forth in the prospectus for a Trust, the Trustee shall pay the ac-count created pursuant to Section 3.15 the amount of the Deferred Sales Charge pay-able on each such date as stated in the prospectus for a Trust. Such amount shall be withdrawn from the Principal Account and the Income Account from the amounts therein designated for such purpose or otherwise deducted from such accounts."

                      (iv) sections 3.06 A(3) and 3.06B(3) shall be amended by adding the following: "and any Deferred Sales Charge paid".

                       (v)  section 3.07 shall be amended by adding
                            the following at the end thereof: "In or-der to pay the Deferred Sales Charge, the Trustee shall sell or liquidate such an amount of Securities at such time and from time to time and in such manner as the De-positor shall direct such that the pro-ceeds of such sale or liquidation shall be sufficient to pay the amount required to

Page>
                            be paid to the Depositor pursuant to the Deferred Sales Charge program as set forth in the prospectus for a Trust."

                      (vi)  section 3.14 Replacement Bond shall be
                            amended by deleting from part (vi) of the second sentence the words "in the category A or better" and inserting after the word "organization" the words "in the same category as the Contract Bond which it re-places";

                  D.   Section 3.15 shall be added as follows:

                       Section 3.15. Deferred Sales Charge. If the Refer-ence Trust Agreement and prospectus for a Trust specifies a Deferred Sales Charge, the Trustee shall, on the dates specified in and as permitted by the prospectus, withdraw from the Income Account or from the Principal Account, as directed by the De-positor, an amount per Unit specified in the pro-spectus and credit such amount to a special, non-Trust account maintained at the Trustee out of which the Deferred Sales Charge will be distributed to the Depositor. If the balances in the Income and Prin-cipal Accounts are insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reim-bursement of such advance upon the deposit of addi-tional monies in the Income Account or the Principal Account, sell Securities and credit the proceeds thereof to such special Depositor's Account or credit Securities in kind to such special Deposi-tor's Account. Such directions shall identify the Securities, if any, to be sold or distributed in kind and shall contain, if the Trustee is directed by the Depositor to sell a Security, instructions as to execution of such sales. If a Unit Holder re-deems Units prior to full payment of the Deferred Sales Charge, the Trustee shall, if so provided in the Reference Trust Agreement and prospectus, on the Redemption Date, withhold from the Redemption Price payment to such Unit Holder an amount equal to the unpaid portion of the Deferred Sales Charge as such amount is certified by the Depositor to the Trustee prior to the Redemption Date, upon which certifica-tion the Trustee shall be entitled to rely, and dis-tribute such amount to such special Depositor's Ac-count or, if the Depositor shall purchase such Unit pursuant to the terms of Section 5.02 hereof, the Depositor shall pay the Redemption Price for such Unit less the unpaid portion of the Deferred Sales Charge. The Depositor may at any time instruct the Trustee to distribute to the Depositor cash or Secu-rities previously credited to the special Deposi-tor's Account.

                  E. Article V, entitled "Trust Evaluation; Redemption, Purchase, Transfer, Interchange or Replacement of Certificates," Section 5.01 Trust Evaluation shall be amended as follows:

                       (i) the second sentence of the first paragraph of Section 5.01 shall be amended by delet-

                            ing the word "and" appearing immediately prior to subsection (3) of such sentence and inserting the following at the end of such sentence: ", and (4) amounts repre-senting organizational expenses paid less amounts representing accrued organiza-tional expenses of a Trust."

                      (ii) The following shall be added at the end of the first paragraph of Section 5.01:

                                 Until the Depositor has informed the
                            Trustee that there will be no further de-posits of Additional Securities pursuant to section 2.05, the Depositor shall pro-vide the Trustee with written estimates of (i) the total organizational expenses to be borne by the Trust pursuant to Sec-tion 3.01 and (ii) the total number of Units to be issued in conneciton with the initial deposit and all anticipated depos-its of Additional Securities. For pur-poses of calculating the value of the Trust and Unit Value, the Trustee shall treat all such anticipated expenses as having been paid and all liabilities therefor as having been incurred, and all Units as having been issued, in each case on the date of the Reference Trust Agree-ment, and, in connection with each such calculation, shall take into account a pro rata portion of such expense and liability based on the actual number of Units issued as of the date of such calculation. In the event the Trustee is informed by the Depositor of a revision in its estimate of total expenses or total Units and upon the conclusion of the deposit of Additional Securities, the Trustee shall base calcu-lations made thereafter on such revised estimates or actual expenses, respec-tively, but such adjustment shall not af-fect calculations made prior thereto and no adjustment shall be made in respect thereof.

                  F. Article VI, entitled "Trustee", section 6.01 General Definition of Trustee's Liabilities, Rights and Du-ties shall be amended as follows:


                       (i) Section 6.01(g) shall be amended by delet-ing the word "originally"

                      (ii) Section 6.01(g) shall be amended by in-serting the phrase "including supplemental deposits, if any, of Securities in the Trust" after the first reference to "Trust".

                  G. Article IX, entitled "Additional Covenants; Miscella-neous Provisions", Section 9.01 Amendments shall be amended as follows:

                       (i) To add the following phrase after the word "Indenture" in (1):

                            "except as the result of the deposit of
                            Additional Securities, as herein provided"

                      (ii) To add the following phrase after the word "Bonds" in (2):

                            "except in the manner permitted by the In-denture as in effect on the first deposit of Securities".

                  H. Reference to Standard & Poor's Corporation in its ca-pacity as Evaluator is replaced by Kenny S&P Evalua-tion Services, a division of J.J. Kenny Co., Inc., throughout the Basic Agreement.

                  I. Reference to Prudential-Bache Securities Inc. in its capacity as Sponsor is replaced by Prudential Securi-ties Incorporated throughout the Basic Agreement.

                  J. Reference to United States Trust Company of New York in its capacity as Trustee is replaced by The Chase Manhattan Bank throughout the Basic Agreement.

                                        PART II.

                          SPECIAL TERMS AND CONDITIONS OF TRUST

                       The following special terms and conditions are hereby
             agreed to:

                       A. The Trust is denominated National Municipal Trust, Series 192 (the "National Trust").


                       B. The interest-bearing obligations listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in trust under this Indenture.

                       C. The term "Depositor" shall mean Prudential Secu-rities Incorporated.

                       D. The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is 10,000.

                       E. A Unit is hereby declared initially equal to 1/10,000th.

                       F. The term "First Settlement Date" shall mean October 21, 1997.

                       G.   The term "Computation Date" shall mean
             November 10, 1997.

                       H. The term first "Distribution Date" shall mean November 25, 1997.

                       I. The term "Monthly Record Date" shall mean the tenth day of each month commencing November 10, 1997.

                       J. The term "Monthly Distribution Date" shall mean the twenty-fifth day of each month following a Monthly Record Date commencing November 25, 1997.

                       K. The Trust will terminate on the date of matur-ity, redemption, sale or other disposition of the last Security held in the Trust.

                       L. The first distribution to Monthly Unit Holders will be a distribution in the amount of $3.51.

                       M. For purposes of this Series -- National Munici-pal Trust, Series 192 -- the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series and such of the Special Terms and Condi-tions of Trust set forth herein as may be appropriate.

                       N. The Sponsor's Annual Portfolio Supervision Fee shall be a maximum of $.25 per $1,000 principal amount of un-derlying Bonds.

                       O. The Trustee's Annual Fee as set forth in the In-denture in Section 6.04 shall be $1.29 per $1,000 principal amount of Bonds under the monthly distribution option.

                       P. The Units of the Trust shall be subject to a de-ferred sales charge.

                       [Signatures and acknowledgments on separate pages]

                       The Schedule of Portfolio Securities in Part A of the
             prospectus included in this Registration Statement for Se-ries 192 is hereby incorporated by reference herein as Schedule A hereto.